FOR:	Consolidated Graphics, Inc.
CONTACT:	G. Christopher Colville Executive Vice President/Chief Financial Officer Consolidated Graphics, Inc. (713) 787-0977

Christine Mohrmann/Eric Boyriven Financial Dynamics (212) 850-5600

For Immediate Release

CONSOLIDATED GRAPHICS TO PRESENT AT CJS SECURITIES INVESTOR CONFERENCE

HOUSTON, TEXAS – January 10, 2007 — Consolidated Graphics, Inc. (NYSE: CGX) today announced that it will be presenting an overview of the Company at the Seventh Annual CJS Securities “New Ideas for the New Year” Investor Conference, on Thursday, January 11, 2007. G. Christopher Colville, Executive Vice President and Chief Financial Officer, will conduct the presentation, which will cover the Company’s positioning as a leader in the general commercial printing industry, its operating philosophy, growth strategies and recent financial performance.

A copy of the presentation will be posted on the Company’s Web site at www.cgx.com on the morning of the conference.

CGX has the largest and most technologically advanced sheetfed printing capability in North America, a sizeable and strategically important web printing capability, industry-leading digital printing services, a rapidly growing number of fulfillment centers and proprietary Internet-based technology solutions. CGX offers the unique service ability to respond to all printing-related needs no matter how large, small, specialized or complex. With locations in or near virtually every major U.S. market plus Toronto, CGX offers highly responsive service and convenient access to a vast capabilities network through a single point of contact at the local level. For more information, visit the Consolidated Graphics Web site at http://www.cgx.com.

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